EXHIBIT 23. (h)(5)(c)

AMENDMENT TO SHAREHOLDER SERVICES AGREEMENT
Dated:  September 30, 2016

The Lee Financial Tactical Fund has terminated any and all affiliations with this Shareholder Services Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

LEE FINANCIAL MUTUAL FUND, INC.

	By:	/s/ Terrence K.H Lee
Terrence K.H. Lee, President
[Corporate Seal]

	Attest:	/s/ Lugene Endo Lee
Lugene Endo Lee, Secretary

LEE FINANCIAL RECORDKEEPING, INC.

[Corporate Seal]

	By:	/s/ Terrence K.H Lee
Terrence K.H. Lee, President

	Attest:	/s/ Lugene Endo Lee
Lugene Endo Lee, Secretary

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